UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100

Notice of Annual Meeting of Stockholders
June 12, 2007

The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Tuesday, June 12, 2007 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

1.                To elect four directors to hold office for a term expiring in 2010.

2.                To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

3.                To transact any other business properly brought before the meeting.

Holders of record of our common stock at the close of business on April 18, 2007 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Mark H. Lundy, Secretary

Dated:  April 27, 2007

We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

i

ONE LIBERTY PROPERTIES, INC.

Proxy Statement

GENERAL

Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2007 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 12, 2007 at 9:00 a.m., local time. The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 27, 2007 to persons who were stockholders at the close of business on April 18, 2007, the record date for the meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given on the proxy, unless the proxy is revoked before the meeting.

Our fiscal year begins on January 1 and ends on December 31. Reference in this proxy statement to the year 2006 or fiscal 2006 refers to the twelve month period from January 1, 2006 through December 31, 2006.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the annual meeting?

A: At our annual meeting, stockholders will vote on the following matters:

•       election of four directors (Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould and J. Robert Lovejoy) to hold office until the 2010 annual meeting;

•       ratification of the appointment of our independent registered public accounting firm (Ernst & Young LLP) for 2007; and

•       such other matters as may properly come before the meeting.

Q: Who is entitled to vote?

A: We are mailing this proxy statement on or about April 27, 2007 to our stockholders of record on April 18, 2007. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 18, 2007 are entitled to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date, there were outstanding and entitled to vote at the meeting 10,055,881 shares of our common stock.

Q: How do I vote?

A: If your shares are held by a bank, broker or other nominee, please follow the instructions provided to you by such nominee. If you wish to vote at the annual meeting and your shares are held by a nominee, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly and complete, sign and date the accompanying proxy card and return it in the prepaid envelope, your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the nominees for election as directors, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. The proxy of a stockholder who is a participant in our Cash Distribution Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., local time, on June 11, 2007. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

Q: Who will count the vote?

A: A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

Q: Can I revoke my proxy before it is exercised?

A: If you hold stock directly in your name, you may revoke a proxy with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary at any time before the polls for the meeting are closed. The proxy holders’ powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee’s procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not automatically revoke a previously granted proxy.

Q: What constitutes a quorum?

A: A quorum must be present at the meeting for business to be conducted. A quorum is the presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against a proposal. Broker non-votes will be included for purposes of determining a quorum, but will have no effect on the outcome of the election of directors. A “broker non-vote” occurs if a broker or other nominee who is entitled to vote your shares of common stock has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter.

If you hold your shares of common stock through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your shares of common stock through a broker, your broker is permitted to vote your shares on the election of directors even if the broker does not receive instructions from you, but may not vote your shares on non-discretionary items without voting instructions from you.

Q: How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the four director nominees will be elected if each receives a plurality of the votes cast for directors. The affirmative vote of a majority of our outstanding shares present at the meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. We will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of shares of our common stock. Proxies may also be solicited personally, by mail, telephone, e-mail, facsimile or other electronic means, by our directors, officers or other employees, without remuneration, other than regular compensation.

Q: When are stockholder proposals due for the year 2008 Annual Meeting?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2008 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 29, 2007. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead intended to be presented directly at the 2008 annual meeting, rules and regulations promulgated by the United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if we:

•       receive notice of the proposal before March 14, 2008 and advise stockholders in the 2008 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

•       do not receive notice of the proposal before March 14, 2008.

Notices of intention to present proposals at our 2008 annual meeting should be submitted in writing and addressed to our Secretary.

Q: What other information about One Liberty is available?

A: Stockholders can call (516) 466-3100 or write us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

General

Pursuant to the Maryland General Corporation Law and the company’s by-laws, as amended, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with the chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

The board has three standing committees:

•       The Audit Committee, the members of which are Charles Biederman, James J. Burns and Joseph A. DeLuca;

•       The Compensation Committee, the members of which are Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff; and

•       The Nominating and Corporate Governance Committee, the members of which are Joseph A. Amato, James J. Burns and Eugene I. Zuriff.

The board has affirmatively determined that Joseph A. Amato, Charles Biederman, James J. Burns, Joseph A. DeLuca, J. Robert Lovejoy and Eugene I. Zuriff, a majority of our board of directors, are “independent” for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange; that the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual; and that the members of our Compensation and our Nominating and Corporate Governance Committees are independent under Section 303A of the Listed Company Manual. The board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with the directors. In determining the independence of each of the foregoing, the board considered (i) a passive investment by Gould Investors L.P., an affiliate of the company, in a real estate project sponsored and managed by an entity affiliated with Mr. Biederman, which investment was liquidated in February 2006; (ii) Mr. DeLuca’s rental of an office in a suite of offices from an affiliate of the company for $800 per month,  on a month to month basis, which rental was terminated in April 2006 and (iii) fees totaling $1,382,400 that have been paid to date and additional fees (up to $1,617,000) which may be received in the future by a merchant banking firm in which Mr. Lovejoy is a managing director, from BRT Realty Trust, an entity which may be deemed an affiliate of ours, for investment banking services which such firm performed for BRT Realty Trust.

Our board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and function of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain, without charge, a copy of each charter and the corporate governance guidelines by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

During fiscal 2006, the board held four meetings, conducted board business on one occasion by unanimous consent, and the committees held a total of 20 meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which such director was a member during fiscal 2006.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, as amended and restated, that is designed to help our directors, officers, employees, agents and consultants resolve ethical issues in an increasingly complex business environment. The code of business conduct and ethics applies to all directors, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or person performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. During fiscal 2006, our code of business conduct and ethics was amended and restated. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.onelibertyproperties.com and a copy may be obtained, without charge, by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During fiscal 2006, there were no waivers of the provisions of the code of business conduct and ethics with respect to any of our directors, officers, employees, agents or consultants. We will post any additional amendments to, or any waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Committees of the Board of Directors

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a) 58(A) of the Securities Exchange Act of 1934, as amended. Our board of directors has adopted an Audit Committee Charter delineating the composition and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, all of whom are independent directors and at least one of whom is an “audit committee financial expert.”  Our board of directors has determined that all of the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, that all members of the Audit Committee are financially literate and that James J. Burns qualifies as an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

The Audit Committee is responsible for assisting the board in overseeing (i) the integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the independent registered public accounting firm and the performance of the accounting firm performing the company’s internal control audit function and (v) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. In 2006, the Audit Committee substantially concluded an investigation into inappropriate financial dealings by our former president and chief executive officer. In addition, the Audit Committee, as a result of the receipt by the company of a formal order of investigation from the SEC in May 2006 and a review of its contents, conducted an investigation in 2006 into related party transactions. With respect to both of these investigations, our Audit Committee retained special counsel to assist it in the conduct of its investigations. The Audit Committee met 16 times during 2006, four of which were regular meetings and 12 of which were special meetings. The Audit Committee also participated in meetings and conferences in connection with the investigations.

Compensation Committee

The Compensation Committee, which is comprised of three independent directors, held two meetings in 2006. The Compensation Committee determines the compensation of our chief executive officer, recommends the base salary, annual bonus and stock incentive awards of our senior executive officers to the board of directors and recommends awards under the One Liberty Properties, Inc. 2003 Incentive Plan to officers, directors, employees and consultants. The Compensation Committee also administers the One Liberty Properties, Inc. 2003 Incentive Plan and other employee benefit plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of three independent directors, held two meetings in 2006. The responsibilities of the Nominating and Corporate Governance Committee include recommending a slate of directors for election to the board of directors at the annual stockholders’ meeting, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings, proposing, monitoring and recommending changes to the company’s corporate governance guidelines and overseeing the evaluation of the board of directors and its effectiveness.

The board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to us. Directors should also possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to our business.

When considering candidates for director, the Nominating and Corporate Governance Committee will take into account a number of factors, including the following:

•       Independence from management;

•       Whether the candidate has relevant business experience;

•       Judgment, skill, integrity and reputation;

•       Financial and accounting background, to enable the Nominating and Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership;

•       Executive compensation background, to enable the Nominating and Corporate Governance Committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•       The size and composition of the existing board.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

•       A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•       The name of and contact information of the candidate;

•       A statement of the candidate’s business and educational experience;

•       Information regarding each of the factors listed above sufficient to enable the Nominating and Corporate Governance Committee to evaluate the candidate;

•       A statement detailing any relationship between the candidate and any of our competitors;

•       Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•       A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent directors and others. The committee will interview a candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend the candidate’s election to the full board.

Independence of Directors

The following standards for “director” independence are applicable to us in accordance with the New York Stock Exchange corporate governance listing standards:

•       No director of ours qualifies as “independent” unless the board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

•       A director who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

•       A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

•       A director who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a director who is a current employee of our internal or external auditor, a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

•       A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•       A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not

“independent” until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

Compensation Committee Interlocks and Insider Participation

In 2006, the members of the Compensation Committee were Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff. No “compensation committee interlocks” existed during 2006.

Non-Management Directors Executive Session

In accordance with New York Stock Exchange listing standards, our non-management directors meet at regularly scheduled executive sessions without management. Non-management directors are all those directors who are neither officers or employees of the company. The board of directors does not designate a “Lead Director” or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is a committee chairman and the presiding director rotates among the chairs of the board’s committees.

Communications with Directors

Stockholders, employees and other interested persons who want to communicate with the board or any individual director can write to:

One Liberty Properties, Inc.
Suite 303
60 Cutter Mill Road
Great Neck, New York 11021
Attention: Secretary

The Secretary will:

•       Forward the communication to the director or directors to whom it is addressed;

•       Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

•       Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to “Non-Management Directors” at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting and encourage our directors to attend the annual meeting of stockholders. Last year, eight of the eleven individuals then serving as directors attended our annual meeting.

Compensation of Directors

Non-management members of our board of directors are paid an annual retainer of $20,000. The chairman of our board of directors (who is also our chief executive officer) received $50,000 of compensation from us in 2006 and will receive $250,000 of compensation from us in 2007 pursuant to the compensation and services agreement entered into between us and Majestic Property Management Corp. (see “Executive Compensation, Summary Compensation Table” and “Certain Relationships and Related Transactions”). In addition to regular board fees, each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $2,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $3,000. Each non-management director is also paid $1,000 for each board and committee meeting attended in person and $500 for each meeting attended by telephone conference, except for Audit Committee members who are paid $1,000 for each Audit Committee meeting attended, whether in person or by telephone conference. Additionally, in 2006, each Audit Committee member was awarded 2,000 shares of restricted common stock under the One Liberty Properties, Inc. 2003 Incentive Plan and each other non-management director was awarded 1,000 shares of restricted common stock under such Plan. Fredric H. Gould, our chairman of the board and chief executive officer and a management director, and Patrick J. Callan, Jr., our president and a management director, were awarded 3,000 and 5,000 shares of restricted common stock, respectively, in 2006 (see “Executive Compensation” - Summary Compensation Table”). Jeffrey A. Gould and Matthew J. Gould, each of whom is a management director and an executive officer, were each awarded 3,000 shares of restricted common stock under such Plan in 2006. The restricted shares have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-management directors who reside outside of the local area in which our executive officers are located also receive reimbursement for travel expenses incurred in attending board and committee meetings.

Director Compensation—2006

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compen- sation ($)(3)	Total($)
Joseph A. Amato	26,000	13,983	(4)	5,063	45,046
Charles Biederman	51,000	17,426	(5)	6,413	74,839
James J. Burns	49,000	17,426	(5)	6,413	72,839
Joseph A. DeLuca	44,500	14,299	(6)	5,400	64,199
Jeffrey A. Gould	—	42,215	(7)	15,289	57,504
Matthew J. Gould	—	42,215	(7)	15,289	57,504
J. Robert Lovejoy	27,500	10,855	(8)	4,050	42,405
Marshall Rose	22,000	13,983	(4)	5,063	41,046
Eugene Zuriff	32,500	3,443	(9)	1,350	37,293

(1)          Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and committee chairman fees and meeting fees.

(2)          Sets forth the amount expensed for financial statement reporting purposes for 2006 in accordance with SFAS 123(R). The table below shows the aggregate number of restricted shares held by the named directors as of December 31, 2006.

Name	Restricted Shares
Joseph A. Amato	3,750
Charles Biederman	4,750
James J. Burns	4,750
Joseph A. DeLuca	4,000
Jeffrey A. Gould	11,325
Matthew J. Gould	11,325
J. Robert Lovejoy	3,000
Marshall Rose	3,750
Eugene Zuriff	1,000

(3)          Sets forth the cash distributions paid to directors in 2006 on restricted shares awarded under the One Liberty Properties, Inc. 2003 Incentive Plan. Does not include compensation received in 2006 by Jeffrey A. Gould and Matthew J. Gould from Majestic Property Management Corp. an entity wholly owned by Fredric H. Gould, which performs services on our behalf. (See “Certain Relationships and Related Transactions”).

(4)          On July 22, 2003, we awarded 750 shares of restricted stock, with a grant date fair value of $13,898. On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. Each share of restricted stock vests five years after the date of grant.

(5)          On July 22, 2003, we awarded 750 shares of restricted stock, with a grant date fair value of $13,898. On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. Each share of restricted stock vests five years after the date of grant.

(6)          On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. Each share of restricted stock vests five years after the date of grant.

(7)          On July 22, 2003, we awarded 2,200 shares of restricted stock, with a grant date fair value of $40,766. On April 15, 2004, we awarded 2,825 shares of restricted stock, with a grant date fair value of $55,794. On April 15, 2005, we awarded 3,300 shares of restricted stock, with a grant date fair value of $62,865. On February 24, 2006, we awarded 3,000 shares of restricted stock, with a grant date fair value of $61,980. Each share of restricted stock vests five years after the date of grant.

(8)          On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. Each share of restricted stock vests five years after the date of grant.

(9)          On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. Each share of restricted stock vests five years after the date of grant.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table sets forth information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Name and Address	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato	5,000	*
Charles Biederman	13,523	*
James J. Burns	9,187	*
Patrick J. Callan, Jr.(2)	13,750	*
Joseph A. DeLuca	8,050	*
Fredric H. Gould(2)(3)(4)	1,304,076	13.0%
Jeffrey A. Gould(2)(5)	159,970	1.6%
Matthew J. Gould(2)(3)(6)	1,058,108	10.5%
Gould Investors L.P.(2)(3)	855,525	8.5%
David W. Kalish(2)(7)	222,686	2.2%
J. Robert Lovejoy(8)	4,550	*
Mark H. Lundy(2)(9)	37,976	*
Lawrence G. Ricketts, Jr.(2)	20,500	*
Marshall Rose(10)	155,367	1.5%
Eugene I. Zuriff	2,250	*
Third Avenue Management LLC(11)	938,200	9.3%
622 Third Avenue New York, NY 10017
Davidson Kempner Partners(12)	619,600	6.2%
65 East 55th Street, 19th Floor New York, NY 10022
Directors and officers as a group	2,158,588	21.5%
(17 individuals)(13)

                 * Less than 1%

       (1) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 10,055,881 shares of common stock outstanding on April 18, 2007. There are no shares of common stock which underlie options.

       (2) Address is 60 Cutter Mill Road, Great Neck, NY 11021.

       (3) Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P. Messrs. Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors L.P.

       (4) Includes 278,582 shares of common stock owned directly, 855,525 shares of common stock owned by Gould Investors L.P. and 169,969 shares of common stock owned by entities and trusts over which Mr. Gould has sole or shared voting and dispositive power. Does not include 47,566 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

       (5) Includes 150,817 shares of common stock owned directly and 9,153 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest).

       (6) Includes 174,686 shares of common stock owned directly, 27,897 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and 855,525 shares of common stock owned by Gould Investors L.P. Does not include 3,552 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

       (7) Includes 45,375 shares of common stock owned directly, 2,750 shares of common stock owned by Mr. Kalish’s IRA and profit sharing trust, of which Mr. Kalish is the sole beneficiary, and 174,561 shares of common stock owned by pension trusts over which Mr. Kalish has shared voting and dispositive power. Does not include 366 shares of common stock owned by Mrs. Kalish, as to which shares Mr. Kalish disclaims any beneficial interest and Mrs. Kalish has sole voting and investment power.

       (8) Includes 4,250 shares of common stock owned directly and 300 shares of common stock owned as custodian for a minor child and by another child (as to which shares Mr. Lovejoy disclaims any beneficial interest).

       (9) Includes 36,875 shares of common stock owned directly and 1,101 shares of common stock owned as custodian for Mr. Lundy’s minor children, as to which shares Mr. Lundy disclaims any beneficial interest.

(10) Includes 28,138 shares of common stock owned directly and 127,229 shares of common stock owned by entities and trusts over which Mr. Rose has sole or shared voting and dispositive power.

(11) Third Avenue Management LLC filed a Schedule 13G/A, dated February 14, 2007, reflecting the beneficial ownership of 938,200 shares of common stock with respect to which it has sole power to vote 938,200 shares and sole power to dispose of 938,200 shares. The above information has been obtained from such Schedule 13G/A.

(12) Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., M.H. Davidson & Co., Davidson Kempner International, Ltd., Serena Limited, MHD Management Co., Davidson Kempner Advisors Inc., Davidson Kempner International Advisors, L.L.C., Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman jointly filed a Schedule 13G/A, dated February 14, 2007, reflecting the beneficial ownership of an aggregate of 619,600 shares of common stock, with respect to which they have shared power to vote an aggregate of 619,600 shares and shared power to dispose of an aggregate of 619,600 shares. The above information has been obtained from such Schedule 13G/A.

(13) This total is qualified by notes (3) through (10).

ELECTION OF DIRECTORS

(PROPOSAL 1)

Pursuant to our by-laws, as amended, the number of directors was fixed at 11 by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible,  The classes are elected on a staggered basis. The terms of Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould and J. Robert Lovejoy expire at the 2007 annual meeting. Each of them has been recommended to the board of directors by the Nominating and Corporate Governance Committee for election at the annual meeting and nominated by the board of directors to stand for election at the annual meeting to hold office until our 2010 annual meeting and until his successor is elected and qualifies. Seven other individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

It is not contemplated that any of the nominees will be unable to stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board of directors.

If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. The director chosen by the board shall hold office for a term expiring at the 2008 annual meeting of stockholders and until his successor is elected and qualifies.

The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

The following table sets forth certain information regarding the nominees for director:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Nominees for Election to serve until the 2010 Annual Meeting
Joseph A. Amato	Director since June 1989; Real estate developer; Managing Partner of the
71 Years	Kent Companies, an owner, manager and developer of income producing real estate since 1970.
Jeffrey A. Gould	Director since December 1999; Vice President of our company from 1989
41 Years

to December 1999 and a Senior Vice President of our company since December 1999; President and Chief Executive Officer of BRT Realty Trust, a mortgage real estate investment trust, since January 2002; President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 2001; Trustee of BRT Realty Trust since 1997; Senior Vice President of Georgetown Partners, Inc., Managing General Partner of Gould Investors L.P., a limited partnership engaged in real estate ownership, since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould.

Matthew J. Gould	Director since December 1999; President and Chief Executive Officer of
47 Years

our company from June 1989 to December 1999 and a Senior Vice President since December 1999; President of Georgetown Partners, Inc. since 1996; Senior Vice President of BRT Realty Trust since 1993, Trustee since June 2004 and from March 2001 to March 2004; Vice President of REIT Management Corp., adviser to BRT Realty Trust, since 1986. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould.

J. Robert Lovejoy	Director since 2004; Managing director of Groton Partners, LLC,
62 Years

Merchant Bankers, since January 2006; Senior managing director of Ripplewood Holdings, LLC, a private equity investment firm, from January 2000 to December 2005; a managing director of Lazard Freres & Co. LLC and a general partner of Lazard’s predecessor partnership for over 15 years prior to January 2000; Director of Orient-Express Hotels Ltd.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD AND J. ROBERT LOVEJOY AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD AND J. ROBERT LOVEJOY UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

The following table sets forth information regarding directors whose terms of office will continue after the annual meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Directors to continue in office until the 2009 Annual Meeting
James J. Burns	Director since June 2000; Vice Chairman from March 21, 2006 to the
67 Years

present and Senior Vice President and Chief Financial Officer of Wellsford Real Properties, Inc., a real estate merchant banking company, from October 1999 to March 2006; Partner of Ernst & Young LLP, certified public accountants, and predecessor firms, from January 1977 to September 1999; Director of Cedar Shopping Centers, Inc., a real estate investment trust engaged in the ownership, management and leasing of retail properties.

Joseph A. DeLuca	Director since June 2004; Principal and Sole Shareholder of Joseph A.
61 Years

DeLuca, Inc., an entity engaged in real estate capital and investment consulting since September 1998, including serving as Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Principal of MHD Capital Partners, LLC, an entity engaged in real estate investing and consulting since March 2006; Executive Vice President and head of Real Estate Finance at Chemical Bank from September 1990 until its merger with the Chase Manhattan Bank in 1996 and Managing Director and Group Head of the Chase Real Estate Finance Group of the Chase Manhattan Bank from the merger to April 1998.

Fredric H. Gould	Chairman of the Board of our company since June 1989, Chief Executive
71 Years

Officer from December 1999 to December 2001 and Chief Executive Officer since July 2005; Chairman of Georgetown Partners, Inc., since December 1997; Chairman of the Board of BRT Realty Trust since 1984 and President of REIT Management Corp., since 1986; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, since 1998. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.

Eugene I. Zuriff	Director since December 2005; President of The Smith & Wollensky
67 Years

Restaurant Group, Inc., a public company which develops, owns and operates a diversified portfolio of white tablecloth restaurants in the United States, since May 2004; a consultant to The Smith & Wollensky Restaurant Group, Inc., from February 1997 to May 2004 and a Director of The Smith & Wollensky Restaurant Group, Inc., since 1997; New York representative of Multi-Commercial Bank, Geneva, Switzerland from 1988 to 1997; Director of Doral Federal Savings Bank since 2001 and Chairman of its Audit Committee since 2003.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Directors to continue in office until the 2008 Annual Meeting
Charles Biederman 73 Years

Director since June 1989; Presently engaged in real estate development; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from November 1999 to present; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1999 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999.

Patrick J. Callan, Jr. 44 Years

Director since June 2002; President of our company since January 2006; Senior Vice President of First Washington Realty, Inc. from March 2004 to November 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004.

Marshall Rose 70 Years	Director since June 1989; Chairman of the Georgetown Group, Inc., a real estate development company, since 1978; Chairman Emeritus of the New York Public Library.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

General

The Audit Committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

We are not required to have our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of outstanding shares of common stock present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

Audit and Other Fees

The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2005	Fiscal 2006
Audit fees(1)	$280,000	$324,500
Audit-related fees(2)	22,500	50,500
Tax fees(3)	7,000	8,000
All other fees	—	—
Total fees	$309,500	$383,000

(1)          Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. In 2006 and 2005, the audit fees include $105,000 and $100,000, respectively, for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Audit-related fees include fees for audits performed for significant property acquisitions and dispositions required by the rules and regulations of the Securities and Exchange Commission and fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

(3)          Tax fees consist of fees for tax advice, tax compliance and tax planning.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.

In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved by the Audit Committee. The Audit Committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2006.

Approval Process

Annually, the Audit Committee reviews and approves the audit scope concerning the audit of our consolidated financial statements for that year, including the proposed audit fee associated with the audit and services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee may, at the time it approves the audit scope or subsequently thereafter, approve the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the Audit Committee must receive the approval of the Audit Committee.

Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The Audit Committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for Audit Committee members and has determined that each member of the Audit Committee is independent.

The Audit Committee is appointed by the board of directors to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee met on 16 occasions in 2006, 12 of which related to Audit Committee investigations into (i) certain inappropriate financial dealings by our former president and chief executive officer with a former tenant of a property previously owned by one of our joint ventures and related matters and (ii) related party transactions. In performing its functions, other than the investigations, the Audit Committee met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on the company’s behalf. The Audit Committee discussed with the independent registered public accounting firm and the accounting firm performing the internal control audit function, the overall scope and plans for their respective activities. The Audit Committee also reviewed the process used in allocating expenses, including payroll, to us under a shared services agreement entered into by us with BRT Realty Trust, Gould Investors L.P. and other affiliated entities. The Audit Committee retained special counsel to assist it in conducting the investigations. The investigation of the inappropriate financial dealings by our former president and chief executive officer and related matters is substantially completed and the Audit Committee and its special counsel, based on the materials gathered and interviews conducted, found no evidence that any other of our officers or employees was aware of, or knowingly assisted in, our former president’s inappropriate financial dealings. The investigation of our related party transactions has also been substantially completed.

Management represented to the Audit Committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the year end consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed our internal control procedures and their evaluation of our internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The Audit Committee also reviewed with management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company’s filings with the Securities and Exchange Commission. In 2006, the Audit Committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission. In 2006, the Audit Committee also reviewed each quarterly earnings press release prior to public release. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

The Audit Committee discussed with the independent registered public accounting firm, the registered public accounting firm’s independence from us and management, and received the written disclosures and the letter from the independent registered public accounting firm required by

Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit Committee reviewed and approved the independent registered public accounting firm’s fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm’s independence and concluded that it was compatible.

The Audit Committee met with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2006 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2007 after reviewing the firm’s performance, estimated fees for 2007 and independence from us and management.

Charles Biederman (Chairman)
James J. Burns
Joseph A. DeLuca

y

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section describes our compensation policies and the compensation decisions made with respect to our executive officers for 2006. The Compensation Committee believes that the compensation policies in place for 2006 were appropriate for us and our stockholders.

In 2006 (and historically), we have had had two categories of executive officers: (i) executive officers who devote their full business time to our affairs, and (ii) executive officers who devote their business time to us on an “as needed” basis. In 2006, our principal operating officers, our president and executive vice president, devoted their full time to our affairs and received compensation directly and solely from us, and our chairman of the board and chief executive officer devoted his business time to us on an “as needed” basis and received compensation directly from us and from other entities, including our affiliates, to which he devotes his business time. In addition, our chief financial officer and other senior executives (performing primarily legal and accounting services) devoted their business time to us on an “as needed” basis and the compensation of such officers was paid by an affiliated entity which occupies common office space with us and other affiliated entities and with which we share many common services and employees. The compensation of our chief financial officer and such executive officers was allocated to various entities, including us, pursuant to a shared services agreement, based on the estimated time devoted by each such officer to the affairs of each entity which is a party to the shared services agreement.

For the year ended December 31, 2006, our named executive officers, or NEOs, are Patrick J. Callan, Jr., president, and Lawrence G. Ricketts, Jr., executive vice president, both of whom devote full time to our affairs, and Fredric H. Gould, chairman of the board and chief executive officer, David W. Kalish, a senior vice president and chief financial officer, and Mark H. Lundy, a senior vice president and secretary, who devote time to us on an “as needed” basis.

The Compensation Committee

The Compensation Committee determines the compensation of our chief executive officer and of each executive officer who devotes his full time to our affairs. Each compensation determination made by our Compensation Committee with respect to our chief executive officer and each executive officer who devotes full time service to us, is reported to and ratified by the full board of directors. With respect to the 2006 allocation of the salaries of senior executive officers who devote their time to us on an “as needed” basis and whose base salary is allocated to us (and others) in accordance with the shared services agreement, the Audit Committee of the board reviewed the allocation process and the Compensation Committee reviewed the reasonableness of the amounts allocated, taking into consideration the services rendered to us by the applicable senior executive officers. The Compensation Committee also authorizes all equity awards to executive and non-executive employees and administers our equity based compensation plan.

The Compensation Committee consists of three independent directors. Membership on the Compensation Committee is recommended by the Nominating and Corporate Governance Committee of the board of directors and approved or disapproved by the board of directors.

Role of our Chief Executive Officer

Our chairman of the board and chief executive officer, after consultation with senior management, provides recommendations annually to the Compensation Committee with respect to base salary adjustments and annual bonus awards for those executive officers who devote their full time to our affairs. The chairman and chief executive officer, after consultation with senior management, also makes recommendations to the Compensation Committee with respect to annual equity grants for executive officers, directors, employees and consultants. The Compensation Committee believes that it is important for it to receive the input of the chairman and chief executive officer on issues related to compensation since he (along with senior management) is knowledgeable about the activities of our executive officers and employees and the performance by such officers and employees of their duties and responsibilities.

Our chairman and chief executive officer is directly or indirectly a principal executive, or the owner, of each entity which participates in the shared services agreement, pursuant to which each party to such agreement, including us, pays an allocated portion of the annual cash compensation of each of our executive officers whose compensation is allocated pursuant to the terms of the shared services agreement. The chairman and chief executive officer is also the chairman and sole shareholder of the managing general partner of Gould Investors L.P., the entity which pays the base cash compensation of our “as needed” senior executive officers, including Messrs. Kalish and Lundy, which is then allocated to all parties to the shared services agreement, including us. Our chairman and chief executive officer, therefore plays a significant role in determining the annual cash compensation of each of our senior executives (including Messrs. Kalish and Lundy) whose annual cash compensation is allocated to us under the shared services agreement.

Compensation Program Objectives

The overriding objective of our compensation program with respect to executive officers who devote their full time to our affairs is to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee believes that relying on this principle will permit us to retain and motivate our executive officers. We have historically experienced an extremely low level of employee (including executive) turn-over. In the event that a senior executive officer is added to our staff, the compensation of such officer is negotiated on a case-by-case basis, with the goal being to provide a competitive salary and an equity interest to sufficiently motivate the executive and to align his interests with those of our stockholders. With respect to our chairman and chief executive officer and our senior executive officers whose compensation is allocated to us under the shared services agreement, it is our objective that each of these executive officers should receive compensation from us which is fair and reasonable for the services they perform on our behalf. In addition, the Compensation Committee must be satisfied that those executives who devote time to us on an “as needed” basis and who devote their other business time to other affiliated entities are able to provide us with sufficient time and attention to fully meet our needs and to fully perform their duties on our behalf. The Compensation Committee has considered this issue and is of the opinion that those executives who devote time to us on an “as needed” basis are able to fully meet our needs, and that this arrangement does not adversely affect their ability to perform their duties on our behalf. The Compensation Committee is of the opinion that these executive officers, who perform valuable services on our behalf, are not distracted by their activities on behalf of affiliated entities nor does performance of activities on behalf of affiliated entities adversely affect their ability to perform their duties on our behalf. The Compensation Committee is also of the opinion that utilizing the services of various senior executives on an “as needed” basis enables us to benefit from a greater degree of executive experience and competence than an organization our size could otherwise afford.

Elements of Compensation

There are two primary elements of compensation for executives who devote their full business time to our affairs:

•       Near term compensation paid in cash, consisting of base salary and an annual bonus.

•       Long term compensation awarded in equity, consisting of restricted stock awards.

Executives are provided with certain benefits, as are all of our employees and employees of entities which are parties to the shared services agreement. These benefits include participation in a defined contribution plan (retirement benefit) and medical, life and disability insurance plans. In addition, we provide and pay for the administration of a 401(k) plan and a medical flex reimbursement plan. Executives and all other employees do not contribute to the amounts paid by us and affiliated entities for their benefit under the defined contribution plans, nor do executives and all other employees contribute to any of the premiums paid by us or affiliated entities under the medical, life and disability insurance programs. Additionally, there are certain perquisites for executive officers that are not generally available to our other employees. The perquisites for each named executive officer is described in the footnotes to the Summary Compensation Table.

All of our executive officers are employed at will. No one has an employment contract. We believe that the combination of near term compensation paid in cash and long term compensation, consisting of restricted stock awards, provides the right balance between steady compensation and performance based compensation that promotes stockholders’ interests.

Executive compensation of executive officers who devote their full time to our affairs is reviewed annually in December by our Compensation Committee. At that time, sufficient information is available for the fiscal year then ending to determine annual base compensation for executive officers for the next fiscal year, a performance based cash bonus (if any) for the year then ending and the number of shares of restricted stock (if any) which should be awarded to each executive officer (and employee). In the past two years, the restricted stock grants awarded by the Compensation Committee have been determined in December of each year, to be effective at the end of February of the following year.

The specifics of each element of compensation paid to our “full time” executive officers is as follows:

Near-term Compensation Paid in Cash

Base Salary

This is the basic, least variable form of compensation for the job an executive officer performs and provides each of our full time executive officers with a guaranteed amount of monthly income. Base salaries of executive officers compensated directly by us have been targeted to be competitive with the salaries paid to senior executives performing similar functions at other REITs with a similar market capitalization to ours. In determining base salaries of executive officers compensated directly by us for 2006, the Compensation Committee took note of salary levels at other REITs included in a survey generated annually by the National Association of Real Estate Investment Trusts in order to obtain guidance concerning the base salaries (as well as total compensation) paid by other REITs. In addition, in determining base salaries of executive officers compensated directly by us for 2006 (other than Patrick J. Callan Jr., who joined as President in January 2006), the Compensation Committee took into account an individual’s achievements, the performance by an individual of his responsibilities on our behalf, his length of service with us and our performance in the most recent fiscal year. Since there are only two executive officers presently who devote their full time to our affairs, base salaries are determined on a case-by-case basis and are not based on any structured formula. In 2006, the base salary of our two full time executive officers was 57% and 52%, respectively, of their total compensation (see the Summary Compensation Table) and the Compensation Committee deems this allocation to be an appropriate allocation among the different elements of compensation.

Annual Bonus

In view of the fact that only two of our executive officers devote their full time to our affairs, annual cash bonuses are awarded on a case-by-case basis in an amount determined by the Compensation Committee after the Committee has received, reviewed and discussed the recommendations of our chairman and chief executive officer. Based on our present structure and level of business activity, our Compensation Committee does not believe it is practical or desirable to use formulas to determine cash bonuses for our executive officers. In addition to the recommendations of our chairman and  chief executive officer, the Compensation Committee takes into consideration, among other things, how well we performed in the last fiscal year, with the primary factors being rental revenue growth, property acquisition activity, results of operations (net income, net income per share, funds from operations and funds from operations per share) and total stockholder return. The Compensation Committee also assesses the performance of the individual executive officer and whether the individual executive officer’s activities have contributed positively to our performance for such fiscal year. Cash performance bonuses are only paid by us to executive officers who devote their full business time to our affairs. The cash bonuses paid to our two full time NEOs in 2006 were 29% and 26%, respectively, of their total compensation, which the Compensation Committee deems to be an appropriate allocation among the different elements of compensation.

Long-term Compensation, Awarded in Equity

In 2003, our board of directors authorized and our stockholders approved the adoption of the 2003 Incentive Plan which authorizes the grant of incentive and non-statutory options and the award of restricted shares. The granting of awards under the 2003 Incentive Plan is authorized and approved by the Compensation Committee and ratified by our board of directors. In 2006, the Compensation Committee approved awarding 50,050 restricted shares to a total of 55 persons (including officers, directors, employees and consultants). Of the 50,050 restricted shares awarded in 2006, 3,000 were awarded to the chairman of the board and chief executive officer, 5,000 to the president, 10,000 to our other NEOs and 6,000 shares to our other management directors. A total of 10,000 shares of restricted stock were awarded to our non-management directors. It is the view of the Compensation Committee, as well as our senior management, that our common shares are a valuable asset and should be awarded judiciously. In that light, we seek to award in each year no more than 1% of our outstanding shares to our executive officers, employees, directors and consultants as motivation to all persons receiving restricted stock awards to devote extraordinary efforts on our behalf for the long term interests of all stockholders. The restricted shares awarded in 2006 (as well as all restricted share awards made prior to 2006) provide for a five-year vesting period. Therefore, the shares awarded can not be transferred until the five-year vesting period has been satisfied. A five-year vesting requirement has the significant benefit of influencing qualified persons to remain in our employ. The Compensation Committee and the board of directors have the authority to accelerate vesting in its discretion, but has done so to date on only one occasion: the retirement of a long serving director. Accelerated vesting of restricted stock awards occurs automatically upon the death or disability of any awardee and upon a change of control. In 2006, the value of the restricted shares awarded to our two full time NEOs represented 17% and 24%, respectively, of their total compensation, which the Compensation Committee deems to be an appropriate allocation among the different elements of compensation.

Discussion of Compensation in 2006 for the Chairman and Chief Executive Officer and President

In July 2005, our former president and chief executive officer resigned after we became aware of inappropriate financial dealings by him with a tenant of one of our joint ventures. After such resignation, Fredric H. Gould, who was at that time serving as chairman of the board of directors, was appointed our president and chief executive officer. At that time, Mr. Gould was receiving compensation of $50,000 per annum from us for serving as chairman of the board. From and after January 2, 2006, the date on which Patrick J. Callan, Jr. became our president, Mr. Gould continued to serve as chairman of the board and chief executive officer. He advised the Compensation Committee at the meeting in December 2005 at which compensation for 2006 was determined by the Committee, that he preferred to maintain his direct compensation from us in 2006 at $50,000 and his expressed preference was accepted by the Compensation

Committee. Effective January 1, 2007, the compensation of our chairman of the board and chief executive officer was increased to $250,000.

Patrick J. Callan, Jr. joined us on a full time basis as our president, effective January 2, 2006. His compensation for 2006 was recommended by our chairman and chief executive officer (after negotiation with Mr. Callan) and approved by the Compensation Committee and the board of directors. The compensation for Mr. Callan for 2006, as approved, provided for a base salary of $350,000, a minimum bonus of $175,000 and an award of 5,000 restricted shares (having a value on the grant date of $103,300). Mr. Callan’s compensation for 2006, as negotiated and approved, was considered by the Compensation Committee and the board to be competitive with the salaries paid to senior executive officers performing similar functions at other REITs having a capitalization comparable to our capitalization.

Compensation Consultant

At a meeting of the Compensation Committee held on November 20, 2006, the Compensation Committee authorized the retention of Independent Compensation Committee Adviser, LLC as its compensation consultant, and authorized the Compensation Committee Chairman to negotiate and enter into an engagement letter with it. The Compensation Committee engaged Independent Compensation Committee Adviser, LLC to advise the Committee in regard to assessing the relative range of competitive practices for base salaries, annual cash bonuses, total annual compensation and potential equity/long-term incentive compensation opportunities for the chairman of the board and our six most highly compensated executives (including the NEOs referred to in the Summary Compensation Table).

The compensation consultant engaged by the Compensation Committee does no work for management and receives no compensation from us other than for its work in advising the Compensation Committee. The compensation consultant was also retained by the independent compensation committee of BRT Realty Trust, which may be deemed an affiliate of ours, to provide advice and guidance to it. As part of the process of assessing our compensation program, the consultant interacted with members of our senior management to obtain compensation information with respect to the chairman and chief executive officer and our six most highly compensated executives. The data collected by the compensation consultant for each executive included (i) the amount of compensation in the form of salary, bonus and equity paid directly by us to each executive officer, (ii) the total amount of cash compensation paid to each executive officer who allocates his salary among the parties to the shared services agreement and the amount of such cash compensation allocated to us in 2006, and (iii) any additional compensation in the form of cash and equity received by the chairman of the board and the senior executive officers who allocate compensation under the shared services agreement from other parties to the shared services agreement and from “service entities” wholly owned by Fredric H. Gould, one of which performs services for us.

Review of 2006 Executive Compensation—Compensation Consultant’s Report

On or about March 2, 2007, the Compensation Committee reviewed the first draft of the report of the compensation consultant. A final report was received on or about March 26, 2007. The report contains an analysis of compensation paid to the chairman and chief executive officer and our six most highly compensated executives in comparison to the compensation paid to executives of a peer group of companies. The competitive peer group used by the compensation consultant, all of which were selected by the consultant, were as follows:  Dynex Capital Inc., Monmouth Real Estate Investment Corp., BRT Realty Trust, Consolidated Tamoca Land Co., Mortgageit Holdings, Inc., Alesco Financial Inc., NorthStar Realty, American Mortgage Acceptance Co., Agree Realty Corp., Winston Hotels, Inc., Capital Lease Funding Inc., Arbor Realty Trust, LTC Properties, Inc. and Gramercy Capital Corp.

The consultant advised the Compensation Committee that competitive compensation data in and of itself is not sufficient for evaluating appropriate compensation for senior executives and that only the

Compensation Committee and the board of directors are in a position to evaluate properly where within the market each of the executives should be paid.

Based on its own examination and analysis and after reviewing the report of the compensation consultant, the Compensation Committee concluded that with respect to the compensation and equity awards provided by us in 2006 that (i) the total compensation paid to Patrick J. Callan, Jr., our president, and Lawrence G. Ricketts, Jr., our executive vice president, was fair, reasonable and competitive taking into consideration our performance and the performance of each of them and (ii) the total compensation paid by us to Fredric H. Gould, our chairman of the board and chief executive officer, David W. Kalish, a senior vice president and chief financial officer, and Mark H. Lundy, a senior vice president and secretary, was fair and reasonable considering our performance and the performance by each of them and taking into consideration the fact that each performs services for us on a part time, “as needed” basis.

The compensation consultant, who was also advised of the compensation that the chairman and chief executive officer and Messrs. Kalish and Lundy received in 2006 from all other parties to the shared services agreement and from private service companies wholly owned by the chairman and chief executive officer, applied an assumed market capitalization to the combination of all of such entities, including us, and was of the opinion, after selecting a peer group of financial service companies, that such persons receive total compensation from all such entities which is above competitive levels. The Compensation Committee considered this matter and took into account the fact that the amount of compensation received by Messrs. Gould, Kalish and Lundy from the private service companies is related to the overall profitability of the parties to the shared services agreement, including us, that each of such companies had one of its more successful and profitable years in 2006 and that the profitability of such companies may vary significantly from year to year. The Compensation Committee also concluded that if the amount of compensation paid by us to these persons is fair and reasonable, then the amounts paid by other entities to these “part time,” “as needed” executives is not a concern, as long as these persons are satisfactorily performing their duties on our behalf. The Compensation Committee’s judgment was that these persons satisfactorily performed their duties on our behalf.

Change in 2007 Arrangement for Compensation of “As Needed” Executives

The Audit Committee, in connection with its examination of our allocation methods and our related party transactions with affiliated entities, recommended to the Compensation Committee and to the board of directors a change in the manner in which compensation is paid to those executive officers who perform services to the company on an “as needed” basis, as well as a change in the manner in which certain service companies wholly owned by the chairman of the board and chief executive officer are to be compensated by us in the future for services performed on our behalf. The compensation allocated to us under the shared services agreement for services performed by certain executive officers and other individuals are for services rendered in connection with, among other things, financial statement preparation, bookkeeping, legal support, SEC compliance, investor relations, and related activities. The services performed by the affiliated entities, include, among other things, property management services, mortgage sales and leasing brokerage services and construction supervisory services. The Audit Committee recommended these changes because in its view the changes would simplify the structure, limit the need for the Audit Committee, the internal auditor and the independent auditor to review the allocations, and limit potential conflict issues which might be raised as a result of related party transactions. The Audit Committee, the Compensation Committee and the board of directors were of the opinion that it was desirable for us to maintain the services of those executives who perform services for us on an “as needed” basis, as well as the services of the private companies who perform services on our behalf. It was the view of the Audit Committee, the Compensation Committee and the board of directors that these services are valuable to us.

Accordingly, in order to simplify the overall allocation structure and related party transaction issues, the Audit Committee, the Compensation Committee and the board of directors approved a compensation and services agreement between us and Majestic Property Management Corp., a company wholly owned by our chairman of the board and chief executive officer and in which certain of our executive officers, including Messrs. Kalish and Lundy, are officers and from which Messrs. Kalish and Lundy receive compensation. Under the terms of the agreement, which was effective January 1, 2007, Majestic Property Management Corp. assumed our obligations to make payments to Gould Investors L.P. (and other affiliated entities) under the shared services agreement and agreed to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that had heretofore been utilized by us on a part time “as needed” basis and for which we paid as a reimbursement, an allocated portion of the payroll expenses of such personnel in accordance with the shared services agreement. Since Majestic Property Management Corp. and its affiliates will arrange for such personnel for us, we will no longer incur any allocated payroll expenses. Under the terms of the agreement, Majestic Property Management Corp. (or its affiliates) will continue to provide to us the customary property management services, property acquisition, sales and leasing counseling services and mortgage brokerage services that it has provided to us in the past, and we will therefore not incur any fees or expenses for such services except for the annual fee referred to below. As consideration for providing the services of such personnel to us and for providing property management services (including construction supervisory services), property acquisition, sales and leasing counseling services and mortgage brokerage services, we agreed to pay to Majestic Property Management Corp. a fee of $2,125,000 in 2007, payable in equal monthly installments. Majestic Property Management Corp. will credit against the fee payments due to it under the agreement any management or other fees received by it from any joint venture in which we are a joint venture partner (exclusive of fees paid by the tenant in common on property located in Los Angeles, CA). In addition, under the new agreement, we will pay compensation to the chairman of the board and chief executive officer of $250,000, an increase from $50,000 paid to him in 2006 and in the prior year. In view of the responsibilities and activities of our chairman of the board and chief executive officer, the Audit Committee, the Compensation Committee and our board of directors considered the increase justified. We also agreed to make an additional payment to Majestic Property Management Corp. of $175,000 in 2007 for our share of all direct office expenses, including rent, telephone, postage, computer services, internet usage, etc., previously allocated to us under the shared services agreement, which amount is consistent with prior years. The annual payments made by us to Majestic Property Management Corp. will be negotiated each year by us and Majestic Property Management Corp., and will be approved by our Audit Committee and our independent directors.

Severance and Change of Control Arrangement

We have not entered into any employment agreements or any special arrangements or agreements regarding benefits or payments upon termination with any of our executive officers or employees.

Except for provisions for accelerated vesting contained in agreements entered into by us with each officer, director, employee and consultant who has been awarded restricted stock under the 2003 Incentive Plan, we do not provide for any change of control protection. Under the terms of each restricted share awards agreement, accelerated vesting occurs with respect to each person who has been awarded shares if (i) any person, corporation or other entity purchases our shares of stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934), directly or indirectly of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of directors, other than in a transaction approved by our board of directors.

Tax Implications of Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible. In this regard, the Compensation Committee must determine whether any actions with respect to this limit should be taken by us.

The aggregate deduction for each named executive officer’s compensation is potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1,000,000, unless it is paid under a pre-determined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Code. At the named executive officer compensation levels, we do not believe that Section 162(m) of the Code would be applicable.

Accounting for Stock Based Compensation

Effective January 1, 2006, we began accounting for all stock-based awards pursuant to the principles set forth in Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments.”  The non-cash stock compensation expense for restricted stock that we grant is recognized ratably over the requisite vesting period.

Stock Ownership Guidelines

We do not have a policy or guidelines that require a specified ownership of our common stock by directors or executive officers. All of our directors and executive officers own shares of our common stock and many, particularly our executive officers, own a significant number of shares. See the caption “Stock Ownership of Certain Beneficial Owners, Directors and Officers” in this proxy statement.

Compensation Committee Report

Executive Compensation

The Compensation Committee of the board of directors has reviewed and discussed with the company’s management the Compensation Discussion and Analysis that is required by the Securities and Exchange Commission rules to be included in this proxy statement.

Based on that review and those discussions, the Compensation Committee has recommended to the company’s board of directors, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

J. Robert Lovejoy (Chairman)
Charles Biederman
Eugene Zuriff

Summary Compensation Table—2006

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)		Stock Awards($)(2)	All Other Compensation($)(3)		Total($)
Fredric H. Gould	2006	50,000	—		42,215	651,711	(4)	743,926
Chief Executive Officer and
Chairman of the Board
David W. Kalish	2006	111,742	—		42,215	281,216	(5)	435,173
Senior Vice President and
Chief Financial Officer
Patrick J. Callan, Jr.	2006	350,000	175,000		27,756	61,213	(6)	613,969
President
Lawrence G. Ricketts, Jr.	2006	180,000	90,000	(7)	27,193	49,587	(7)	346,780
Executive Vice President
Mark H. Lundy	2006	137,588	—		42,215	380,487	(8)	560,290
Senior Vice President and
Secretary

(1)          Messrs. Callan and Ricketts received their compensation directly and solely from us. Mr. Gould received his salary directly from us. He also receives additional compensation from entities owned by him, one of which performs services on our behalf. See “Certain Relationships and Related Transactions.”  Messrs. Kalish and Lundy do not receive compensation directly from us. Each receives an annual salary from Gould Investors L.P. and related companies and their salary is allocated to us pursuant to a shared services agreement. The salary set forth in the table represents the salary of Messrs. Kalish and Lundy allocated to us in 2006. Reference is made to the caption “Certain Relationships and Related Transactions” for a discussion of additional compensation paid to Messrs. Kalish and Lundy in 2006 by entities owned by Mr. Gould, one of which (Majestic Property Management Corp.) performs services on our behalf.

(2)          Represents the dollar amounts recognized for financial reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123(R). See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for a discussion of restricted stock awards.

(3)          We maintain a tax qualified defined contribution plan for our officers and employees and entities which are parties with us to a shared services agreement (including Gould Investors L.P.) maintain substantially similar defined contribution plans for their officers and employees. We make an annual contribution to the plan for each officer and employee (and entities which are parties to the shared services agreement make annual contributions to its plan for each of its officers and employees) equal to 15% of such person’s annual earnings, not to exceed in 2006 $33,000 for such person. With respect to Messrs. Gould, Kalish and Lundy, includes payments made to them by Majestic Property Management Corp.; one of Mr. Gould’s wholly owned private service companies. This is the only private service company to which we and our joint ventures paid fees to in 2006, exclusive of shared service reimbursements as set forth in “Certain Relationships and Related Transactions.”

(4)          Represents dividends of $15,289 paid to Mr. Gould in 2006 on restricted stock awarded to him, and compensation of $636,422 paid to him by Majestic Property Management Corp., which received fees from us and our joint ventures for services performed in 2006 on their behalf. See “Certain Relationships and Related Transactions.”

(5)          $15,289 represents dividends paid to Mr. Kalish in 2006 on restricted stock awarded to him, $9,098 represents an allocation pursuant to the shared services agreement of the expense incurred by Gould Investors L.P. for its $33,000 contribution on Mr. Kalish’s behalf to the Gould Investors L.P. defined contribution plan, $3,749 represents an allocation of the expenses incurred by Gould Investors L.P. for disability insurance, long term care insurance premiums, and an automobile allowance and $253,080 represents compensation paid to him directly and indirectly by Majestic Property Management Corp., which received fees from us and our joint ventures for services performed in 2006 on their behalf. See “Certain Relationships and Related Transactions.”

(6)          $33,000 represents our contribution on Mr. Callan’s behalf to the defined contribution plan, $10,463 represents dividends paid to Mr. Callan in 2006 on restricted stock awarded to him, $15,775 represents an automobile allowance and $1,975 represents the premium paid by us for disability insurance.

(7)          The bonus includes a $50,000 bonus paid to Mr. Ricketts by a joint venture in which we are a 50% member. Accordingly, our share of the $50,000 bonus is $25,000. The $49,587 set forth in the “All Other Compensation” column for Mr. Ricketts includes $33,000 contributed by us on Mr. Ricketts behalf to the defined contribution plan, dividends of $10,125 paid to Mr. Ricketts in 2006 on restricted stock awarded to him and $6,462 is an automobile allowance.

(8)          $15,289 represents dividends paid to Mr. Lundy in 2006 on restricted stock awarded to him, $12,491 represents an allocation pursuant to the shared services agreement of the expense incurred by Gould Investors L.P. for its $33,000 contribution on Mr. Lundy’s behalf to the Gould Investors L.P. defined contribution plan, $6,387 represents an allocation of expenses incurred by Gould Investors L.P. for disability, long term care insurance premiums and an automobile allowance and $346,320 represents compensation paid to him directly and indirectly by Majestic Property Management Corp., which received fees from us and our joint ventures for services performed in 2006 on their behalf. See “Certain Relationships and Related Transactions.”

Grant of Plan-Based Awards—2006

						Grant Date
						Fair Value
		Committee	Estimated Future Payouts Under			of Stock
		Action	Equity Incentive Plan Awards			and Option
Name	Grant Date	Date	Threshold (#)	Target (#) (1)	Maximum (#)	Awards (2)
Fredric H. Gould	2/24/06	12/13/05	—	3,000	—	61,980
David W. Kalish	2/24/06	12/13/05	—	3,000	—	61,980
Patrick J. Callan, Jr.	2/24/06	12/13/05	—	5,000	—	103,300
Lawrence G. Ricketts, Jr.	2/24/06	12/13/05	—	4,000	—	82,640
Mark H. Lundy	2/24/06	12/13/05	—	3,000	—	61,980

(1)          This column represents the grant in 2006 of restricted stock to each of our named executive officers. These shares of restricted stock will vest five years from the grant date.

(2)          Shown is the aggregate grant date fair value computed in accordance with SFAS 123(R) for restricted stock awards in 2006. By contrast, the amount shown for restricted stock awards in the Summary Compensation Table is the amount expensed by us for financial statement purposes for awards granted in 2006 and prior years to the named executive officers.

Outstanding Equity Awards at Fiscal Year End—2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fredric H. Gould	—	—	—	—	—	11,325	284,597	—	—
David W. Kalish	—	—	—	—	—	11,325	284,597	—	—
Patrick J. Callan, Jr.	—	—	—	—	—	7,750	194,758	—	—
Lawrence G. Ricketts, Jr.	—	—	—	—	—	7,500	188,475	—	—
Mark H. Lundy	—	—	—	—	—	11,325	284,597	—	—

(1)          Since 2003, we have only issued shares of restricted stock under our 2003 Incentive Plan. We have not, since 2003, issued any options or other forms of equity based compensation. All shares of restricted stock issued by us vest five years from the date of grant. Such awards pay dividends on a current basis.

(2)          The closing price on the New York Stock Exchange on December 31, 2006 for a share of our common stock was $25.13.

None of the named executive officers hold any stock options and none were granted to them during the year.

Option Exercises and Stock Vested—2006

None of the named executive officers had any stock options outstanding in 2006 and no shares of restricted stock held by any named executive officer vested in 2006.

Pension Benefits—2006

Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Messrs. Callan and Ricketts is included in the Summary Compensation Table and the amount allocated to us pursuant to a shared services agreement for the pension benefits contributed by Gould Investors L.P. to its defined contribution plan for Messrs. Kalish and Lundy is included in the Summary Compensation Table. We do not make any contribution to our defined contribution plan for Mr. Gould’s benefit and none of his compensation from any entity is allocated to us.

We have adopted a tax qualified defined contribution pension plan covering employees. The pension plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-director officers). Annual contributions are based on 15% of an employee’s annual earnings (including any cash bonus), not to exceed $33,000 per employee in 2006. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is based on the amount of contributions and the results of the plan’s investments. For the year ended December 31, 2006, $33,000 was contributed for the benefit of Mr. Callan, with one year of credited service and $33,000 was contributed for the benefit of Mr. Ricketts, with eight years of credited service. The aggregate amount accumulated to date for Messrs. Callan and Ricketts is approximately $33,000 and $174,000, respectively. Messrs. Gould, Kalish and Lundy do not participate in the One Liberty Pension Plan. Each of Messrs. Gould, Kalish and Lundy participate in an affiliated entity’s pension plan. In 2006, we were allocated pursuant to the shared services agreement, $9,098 and $12,491 for Messrs. Kalish and Lundy, respectively, for such affiliated entity’s pension plan contributions for them for 2006. No portion of the contributions made by an affiliate to its defined contribution pension plan for Mr. Gould’s benefit is allocated to us. Pursuant to a compensation and services agreement, effective as of January 1, 2007, we will not be allocated any portion of the pension plan contributions made in 2007 for the benefit of Messrs. Kalish or Lundy.

Non-Qualified Deferred Compensation - 2006

We do not provide any non-qualified deferred compensation to our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

Fredric H. Gould, chairman of our board of directors, is chairman of the board of trustees of BRT Realty Trust, a REIT engaged in mortgage lending. He is also the chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Jeffrey A. Gould, a director and senior vice president of our company, is a trustee and president and chief executive officer of BRT Realty Trust and a senior vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould, a director and senior vice president of our company, is a trustee and senior vice president of BRT Realty Trust and president of the managing general partner of Gould Investors L.P. In addition, David W. Kalish, Mark H. Lundy, Simeon Brinberg and Israel Rosenzweig, each of whom is an executive officer of our company, are executive officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 8% of our outstanding shares of common stock.

Related Party Transactions

We and certain related entities, including Gould Investors L.P. and BRT Realty Trust, occupy common office space and use certain services and personnel in common. In 2006, we reimbursed Gould Investors L.P. under a shared services agreement a total of $1,317,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $51,000 contributed to the annual rent of $449,000 paid by Gould Investors L.P., BRT Realty Trust and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $511,000 allocated to us for services (primarily legal and accounting) performed by certain executive officers who are not engaged by us on a full time basis, including the amounts allocated to us for services rendered by David W. Kalish and Mark H. Lundy, as set forth in the Summary Compensation Table. The allocation of general and administrative expenses was computed in accordance with a shared services agreement and was based on the estimated time devoted by executive, legal, administrative, accounting and other personnel to the affairs of each participating entity. The services of secretarial personnel generally was allocated on the same basis as that of the executive to whom each secretary is assigned. The amount of general and administrative expenses allocated to us in 2006 is netted by Gould Investors L.P. against the general and administrative expenses in its consolidated statements of income. In addition to the space we occupied and paid for under the shared services agreement, we leased under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,200 square feet at an annual rent of $40,000, which is a competitive rent for comparable office space in the area in which the building is located.

Majestic Property Management Corp., an entity which is 100% owned by Fredric H. Gould and for which certain of our executive officers are officers, acts as managing agent, mortgage, sales and leasing broker and construction supervisor for us, related entities (including Gould Investors L.P. and BRT Realty Trust) and unrelated entities. In 2006, we paid fees totaling $308,000 to Majestic Property Management Corp., consisting of mortgage brokerage fees of $100,000 relating to mortgages in the principal amount of $12,900,000 placed on nine of our properties; sales commissions of $152,000 relating to the sale of one property for a consideration of $15,227,000, construction supervisory fees of $41,000 for supervision of improvements to four properties, and management fees of $15,000 relating to one property. The amount paid by us to Majestic Property Management Corp. represents approximately 6% of the 2006 revenues of Majestic Property Management Corp.

Pursuant to management agreements negotiated by Majestic Property Management Corp. with our joint ventures and joint venture partners, a management fee equal to 1% of the rent paid to our movie theater joint ventures by its tenants and a management fee equal to 1% of the rent paid to another of our joint ventures by its tenant is to be paid by our joint ventures to Majestic Property Management Corp. The aggregate management fees paid to Majestic Property Management Corp. by our joint ventures in 2006 was $97,000, of which $48,500 was our share. In 2006, two of our joint ventures paid sales commissions of $1,277,000 to Majestic Property Management Corp., of which $638,000 was our share, relating to the sale of eight movie theater joint venture properties for a consideration of $136,658,000. In addition, one joint venture paid construction supervisory fees of $8,000 to Majestic Property Management Corp. for supervision of improvements to one joint venture property. The total amount paid to Majestic Property Management Corp. by our joint ventures represents approximately 28% of the 2006 revenues of Majestic Property Management Corp.

Fees paid to Majestic Property Management Corp. directly by us and by our joint ventures were approved by our Audit Committee and our board of directors, including a majority of the independent directors, and we believe are no greater than the fees which would be charged by unaffiliated persons for comparable services.

Effective as of January 1, 2007, we entered into a compensation and services agreement with Majestic Property Management Corp. Under the terms of the agreement, Majestic Property Management Corp. assumed our obligations to make payments to Gould Investors L.P. (and other affiliated entities) under the shared services agreement and agreed to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we have heretofore utilized on a part-time (as needed) basis and for which we had paid, as a reimbursement, an allocated portion of the payroll expenses of such personnel in accordance with the shared services agreement. Since Majestic Property Management Corp. and its affiliates will arrange for such personnel for us, we will no longer incur any allocated payroll expenses. Under the terms of the agreement, Majestic Property Management Corp. (or its affiliates) will continue to provide to us customary property management services, property acquisition, sales and leasing counseling services and mortgage brokerage services that it has provided to us in the past, and we will not incur any fees or expenses for such services except for the annual fee described below. As consideration for providing to us the services of such personnel and for property management services (including construction supervisory services), property acquisition, sales and leasing counseling services and for mortgage brokerage services, we will pay Majestic Property Management Corp. an annual fee of $2,125,000 in 2007, in equal monthly installments. Majestic Property Management Corp. will credit against the fee payments due to it under the agreement any management or other fees received by it from any joint venture in which we are a joint venture partner (exclusive of fees paid by the tenant in common on a property located in Los Angeles, California). We also agreed to make an additional payment to Majestic Property Management Corp. of $175,000 in 2007 for our share of all direct office expenses, such as rent, telephone, postage, computer services, internet usage, etc., previously allocated to us under the shared services agreement. The annual payments we make to Majestic Property Management Corp. will be negotiated each year by us and Majestic, and will be approved by our Audit Committee and our independent directors. The annual payments will be based upon the prior years’ experience and a budget prepared by Majestic Property Management Corp.

Fredric H. Gould received compensation of $50,000 from our company in 2006. None of his compensation from any party to the shared services agreement or from any other affiliated entity was allocated to us in 2006. Pursuant to the compensation and services agreement, the compensation we will pay to Mr. Gould in 2007 has been increased to $250,000 per annum.

As described above, in 2006, we and our joint ventures paid fees to Majestic Property Management Corp. totaling $1,690,000, representing 34% of the gross revenues of Majestic Property Management Corp. In 2006, Fredric H. Gould received compensation of $636,000 from Majestic Property Management Corp. and Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy, executive officers of our company, received compensation from Majestic Property Management

Corp. (direct and indirect) of $700,000, $440,000, $386,280, $133,000, $253,000, and $346,000, respectively. The total compensation paid by Majestic Property Management Corp. directly and indirectly to these individuals totaled, after expenses and adjustments, $2,894,000 and exceeded the amount of fees paid by us to Majestic Property Management Corp. by $1,204,000, due to the fact that Majestic Property Management Corp. receives revenues for services rendered from other affiliated entities and from unrelated third parties.

Although Jeffrey A. Gould, Matthew J. Gould and Israel Rosenzweig performed services for us in 2006, none of their compensation from any of the parties to the shared services agreement or from any other affiliated entity was allocated to us in 2006. Each of Messrs. Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy receive compensation from other affiliated companies wholly owned by Mr. Fredric H. Gould, based upon the total profitability of all such companies. The amount of such compensation received by each such person is determined by Mr. Fredric H. Gould. Other than Majestic Property Management Corp., none of such companies received fees or other compensation from us in fiscal 2006.

Effective January 1, 2007, we, BRT Realty Trust, Gould Investors L.P. and Fredric H. Gould (personally) purchased from Citation Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate site inspections by our officers of properties, which we own or are contemplating purchasing, when such properties are located in areas with limited commercial airline access. We purchased 20% of the 6.25% of interest for $86,058 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs estimated to be $40,000 to us in 2007.  The “management agreement” for the airplane with Citation Shares Management Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acted as nominee for the purchasers and executed the purchase agreement and “management agreement”, as nominee.  We are allotted our pro rata share of 250 hours of usage allotted under the purchase agreement for the five years of the agreement.  The airplane (or any substitute airplane used pursuant to the terms of the agreement) will be used by us for business purposes only.  All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties and well known in the industry.  The purchasers of the 6.25% fractional interest, as a group, have the right to reconvey the interest to the seller at any time, twelve months subsequent to the date that title to the aircraft was acquired, at a price equal to the fair market value of the interest, determined by negotiation and if the parties cannot agree on a price, then independent third party appraisals are to be performed.

Policies and Procedures

Our code of business conduct and ethics, in the “Conflicts of Interest” section, states that our board of directors is aware of certain transactions between us and affiliated entities, including the sharing of services pursuant to the terms of a shared services agreement and the provision of services by affiliated entities to us. The provision goes on to state that the board has determined that the services provided by affiliated entities to us are beneficial and that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by the Audit Committee, which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated persons. The term affiliated entities is defined in the code as all parties to the shared services agreement and other entities in which officers or directors have an interest.

If a related party transaction is entered into, our Audit Committee is advised of such transaction and reviews the facts of the transaction and either approves or disapproves the transaction. If a transaction relates to a member of our Audit Committee, such member will not participate in the Audit Committee’s deliberations. If our Audit Committee approves or ratifies, as the case may be, a related party transaction, it will present the facts of the transaction to our board of directors and recommend that our board of directors approve or ratify such related party transaction. Our board of directors then reviews the transaction and a majority of our board of directors, including a majority of our independent directors, must approve/ratify or disapprove such related party transaction. If a transaction relates to a member of our board of directors, such member will not participate in the board’s deliberations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors. Based on a review of information supplied to us by our executive officers, directors and 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to fiscal 2006 were met.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY	By order of the Board of Directors
April 27, 2007
Mark H. Lundy, Secretary

EXHIBIT A

ONE LIBERTY PROPERTIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.   Purpose

The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to oversee the accounting, auditing and financial reporting policies and practices of One Liberty Properties, Inc. (the “Company”) by reviewing with management and external and internal auditors the financial information that will be provided to shareholders and others, the systems of internal controls that management has established, the qualifications, independence, compensation, performance and selection of independent auditors, the Company’s audit and financial reporting process, and the Company’s compliance with legal and regulatory requirements. The Audit Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Audit Committee shall be given full and direct access to the Company’s management, the Company’s employees and independent auditors as necessary to carry out these responsibilities.

Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, which will be paid for by the Company.

II.   Composition

The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and shall qualify. Each member shall satisfy the independence, experience and financial literacy requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

At least one member of the Audit Committee shall be a “financial expert” as required by the Sarbanes-Oxley Act of 2002, the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. The designation of one or more members as a “financial expert” shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations, and liabilities as a member of the Committee or the Board.

If any Committee member simultaneously serves on the audit committee of other public companies, the Board must determine that such simultaneous service or services will not impair the ability of such member to effectively serve on the Company’s Audit Committee.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership.

No consulting, advisory or compensatory fees shall be paid by or for the Company to any member of the Committee or to any entity with which he or she is affiliated, other than director and committee fees payable by the Company in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Company for their service on the Committee and for being Chairperson of the Committee.

III.   Meetings.

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Audit Committee. However, the Audit Committee will meet at any time that the independent auditors, personnel at the Company involved in internal auditing or management believe communication to the Audit Committee is required. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the directors and the independent auditors in separate executive sessions to discuss any matter which the Committee or each of these groups believes should be discussed privately. Minutes shall be kept of each meeting of the Audit Committee.

IV.   Responsibilities and Duties

The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILIITES:

•       To report Committee actions to the full Board of Directors and make appropriate recommendations.

•       To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•       To conduct or authorize investigations into matters within the Committee’s scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Company’s expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, director or employee of the Company or the Company’s outside counsel or independent auditors to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

•       To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Company by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairman or another member of the Committee.

•       To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

•       To meet separately and periodically, with management and with independent auditors.

•       To review and establish hiring policies regulating the hiring by the Company of employees or former employees of the Company’s independent auditors.

•       To review and approve all related party transactions involving the Company and any affiliated Company, executive officer, director or employee or family member of any of the foregoing.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

•       To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to be solely responsible for the approval of any replacement of the independent auditors if circumstances warrant such action. The Audit Committee will review and approve fees paid to the independent auditors, including audit and non-audit fees, generally before such services are provided.

•       To consider policies and procedures by the audit firm for audit and review partner rotation as required by the rules and regulations of the Securities and Exchange Commission.

•       To obtain and review at least annually a report by the independent auditors describing the firm’s internal quality control procedures, any material issues raised by the most recent quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues;

•       To review and discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls.

•       To review and discuss with management and the independent auditors the significant findings resulting from any examination of the Company’s internal controls.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

•       The Audit Committee will discuss with the Independent Auditors:

•       The planned arrangements and scope of the annual audit prior to significantaudit services being performed and the Committee will approve the scope of the annual audit.

•       The adequacy of the Company’s internal controls, including computerized information systems controls and security and financial reporting controls.

•       The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud and defalcations, illegal acts and non-compliance with the Company’s Code of Business Conduct and Ethics.

•       The need for changes or improvements in financial or accounting practices or controls.

•       The Audit Committee will strive to insure that the independent auditors provide the Committee with timely notification and analysis of significant financial reporting issues.

•       The Audit Committee will have discussions with management and the independent auditors regarding the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Company’s financial statements including related notes and all of the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations”. Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

•       The Audit Committee will have discussions with management and the independent auditors regarding each quarterly report filed with the Securities and Exchange Commission (Form 10-Q) and all of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

•       The Audit Committee Will Discuss With Management And The Independent Auditors:

•       The independent auditor’s audit of, and report on, the financial statements.

•       The independent auditor’s qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

•       The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

•        Methods used to account for significant unusual transactions.

•        Effect of significant accounting policies in controversial or emerging areas.

•        Process and basis for sensitive accounting estimates.

•        Disagreements between independent auditors and management over accounting or disclosure matters.

•       Any serious difficulties or disputes with management encountered during the course of the audit. The Audit Committee is directly responsible for the resolution of disagreements between management and the Company’s independent auditors regarding financial reporting.

•       The Company’s significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

•       Review annually the Committee’s charter for adequacy and recommend any changes to the Board.

•       Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

•       Review the Committee’s methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

•       Prepare an annual Committee report or other proxy statement disclosure about the Committee and its activities in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

•       Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

•       Review periodically the Company’s policies and procedures that pertain to the Company’s financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

•       Discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

•       Perform an annual self-evaluation of its performance and compliance with the Charter.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Company’s reports and information provided under the Securities Exchange Act of

1934 (“Exchange Act”) are accurate and complete. Furthermore, the Audit Committee’s consideration and discussions referred to in this Charter do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Company’s auditors are in fact “independent”, or that the matters required to be certified by the Company’s Chief Executive Officer, Chief Financial Officer or other officers of the Company under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 12, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V   Please detach along perforated line and mail in the envelope provided.   V

☐ 20430000000000000000 8	061207

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

						FOR	AGAINSST	ABSTAIN
1. Election of four Directors:				2.	Appointment of Ernst & Young LLP as independent	☐	☐	☐
			NOMINEES:		registeredpublic accounting firm for the year ending
☐	FOR ALL NOMINEES	☐	Joseph A. Amato		December 31, 2007.
		☐	Jeffrey A. Gould
☐	WITHHOLD AUTHORITY	☐	Matthew J. Gould	3.	In their discretion, the Proxies are authorized to vote
	FOR ALL NOMINEES	☐	J. Robert Lovejoy		upon such other business as may properly come before
the meeting.
☐	FOR ALL EXCEPT
	(See instructions below)			This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each
nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and			☐
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐	☐

ONE LIBERTY PROPERTIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 18, 2007 at the Annual Meeting of Stockholders to be held on June 12, 2007 or any adjournments thereof.

(TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

ONE LIBERTY PROPERTIES, INC.

June 12, 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-or-
TELEPHONE—Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and	COMPANY NUMBER
follow the instructions. Have your proxy card available
when you call.
-or-	ACCOUNT NUMBER
INTERNET—Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy card
available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

20430000000000000000 8		061207

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of four Directors:	NOMINEES:		FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph A. Amato O Jeffrey A. Gould O Matthew J. Gould O J. Robert Lovejoy	2. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)		3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.